
<ARTICLE> UT
<LEGEND>
This schedule contains summary financial information extracted from the Statements of Income, Balance Sheets, Statements of Capitalization, Statements of Changes in Common Stockholders' Equity and Statements of Cash Flows and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-END>                               DEC-31-1994
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                    4,273,652
<OTHER-PROPERTY-AND-INVEST>                    519,757
<TOTAL-CURRENT-ASSETS>                         665,227
<TOTAL-DEFERRED-CHARGES>                       357,576
<OTHER-ASSETS>                                 137,359
<TOTAL-ASSETS>                               5,953,571
<COMMON>                                       167,305
<CAPITAL-SURPLUS-PAID-IN>                      545,875
<RETAINED-EARNINGS>                          1,183,191
<TOTAL-COMMON-STOCKHOLDERS-EQ>               1,896,967<F1>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                    240,469
<LONG-TERM-DEBT-NET>                         1,463,354
<SHORT-TERM-NOTES>                               3,660
<LONG-TERM-NOTES-PAYABLE>                            0
<COMMERCIAL-PAPER-OBLIGATIONS>                 234,779
<LONG-TERM-DEBT-CURRENT-PORT>                  157,706
<PREFERRED-STOCK-CURRENT>                            0
<CAPITAL-LEASE-OBLIGATIONS>                          0
<LEASES-CURRENT>                                     0
<OTHER-ITEMS-CAPITAL-AND-LIAB>               1,957,232<F1>
<TOT-CAPITALIZATION-AND-LIAB>                5,953,571
<GROSS-OPERATING-REVENUE>                    2,486,547
<INCOME-TAX-EXPENSE>                           133,266<F2>
<OTHER-OPERATING-EXPENSES>                   2,049,001
<TOTAL-OPERATING-EXPENSES>                   2,178,229
<OPERATING-INCOME-LOSS>                        308,318
<OTHER-INCOME-NET>                              46,410<F2>
<INCOME-BEFORE-INTEREST-EXPEN>                 350,690
<TOTAL-INTEREST-EXPENSE>                       107,215
<NET-INCOME>                                   243,475
<PREFERRED-STOCK-DIVIDENDS>                     12,364
<EARNINGS-AVAILABLE-FOR-COMM>                  231,111
<COMMON-STOCK-DIVIDENDS>                       175,292
<TOTAL-INTEREST-ON-BONDS>                       97,143
<CASH-FLOW-OPERATIONS>                         500,556
<EPS-PRIMARY>                                     3.46
<EPS-DILUTED>                                        0

<F1>
NOTE 1 - $596 thousand of Common Stockholders' Equity is classified as Other Items-Capitalization and Liabilities. This represents the net of leveraged common stock held by the Employee Stock Ownership Plan and the currency translation adjustments.

<F2>
NOTE 2 - $4.038 million of non-operating income taxes are classified as Income Tax Expense. The financial statement presentation includes them as a component of Other Income and Deductions-Net.

